Filed pursuant to Rule 424(b)(3)

Registration No. 333-169887

PRELIMINARY PROSPECTUS

DMH INTERNATIONAL, INC.

111 Ramble Lane #105

Austin, TX 78745

(512) 351-7834

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of DMH International, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 4,000,000 shares of Common Stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Jon-Marc Garcia, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly, with no commission or other remuneration payable to him for any shares he may sell. Mr. Garcia will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses (10% of Shares Sold)	Proceeds to Company Before Expenses (50% of Shares Sold)	Proceeds to Company Before Expenses (100% of Shares Sold)
Common Stock	$0.05	Not Applicable	$20,000	$100,000	$200,000
Total	$0.05	Not Applicable	$20,000	$100,000	$200,000

DMH International, Inc. is a development stage company and is currently conducting all business through its wholly-owned subsidiary, Dale Mas, Inc., a Texas corporation, which has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for DMH International, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter bulletin board (“OTCBB”) market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market-maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our Common Stock to be eligible for trading on the OTCBB. We do not yet have a market-maker who has agreed to file such an application. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 10 BEFORE BUYING ANY SHARES OF DMH INTERNATIONAL, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 14, 2011

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “DMH International,” “DMH,” “we,” “us,” and “our” refer and relate to DMH International, Inc.

The Company Overview

DMH International, Inc. (“DMH”) was incorporated in the state of Nevada on June 2, 2010. On June 7, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with Dale Mas, Inc. ("Dale Mas"), a Texas corporation, whereby the Company acquired 100% of the issued and outstanding shares of Dale Mas in exchange for 5,000,000 shares of the Company's common stock which was issued to our founder Mr. Jon Marc Garcia as the sole-shareholder of Dale Mas. Subsequent to the Acquisition, the sole shareholder of Dale Mas, currently our sole officer and director, owned 100% of the issued and outstanding common shares of the Company. The acquisition of Dale Mas by the Company was accounted for as a reorganization of entities under common control, wherein DMH International Inc. and Dale Mas were under common control on the acquisition date.  The assets, liabilities, and operations of the acquired entity, Dale Mas, have been brought forward at their carrying value and the financial statements include the operations of the Company and Dale Mas from their respective inception dates.

Our current focus is on creating specialty t-shirts and other casual and active clothing geared toward the Hispanic community. We plan to develop, brand and market an entire apparel line named Dale Mas®. The English translation of the Spanish words “dale mas” is “give more”. Our founder, Mr. Jon-Marc Garcia, owns a registered trademark for “Dale Mas,” which we plan to be the backbone of our initial product line. The Dale Mas meaning will be consistently communicated through all aspects of our products and business.  We intend to market Dale Mas merchandise to a broad range of customers with varying ages and income levels. We have created our first two designs and have had the prototypes manufactured and we are currently evaluating both the design and materials used for the products. The prototypes we have designed include a simple fashion t-shirt and a casual short sleeve button-up, a full description of our current products can be found herein. Although we have had the first designs manufactured, we have not reported any sales at this time.

Our goal is to become a designer and retailer of casual apparel and to maintain a high level of quality among our products. Dale Mas intends to source high quality natural fabrics from around the world and use distinctive trim details and specialized washes to achieve a unique style and comfort in its products. We intend to develop a web site, “www.dale-mas.com”, to market and deliver our products to anyone with an internet connection and a shipping address. At present, our market territory will be primarily local, as we will be soliciting individual customers and businesses through word-of-mouth and using our founder's extensive background in the local Austin, Texas business community. We will continue to develop our local market with targeted phone calls and in-person visits to selected businesses. Through this offering we hope to raise the funds needed to initiate a full public relations campaign.

We are currently a development stage company and to date we have recorded no revenue. Since inception, our operations have mainly consisted of the organization of our business and the formulation of a strong business model based upon the market of the brand Dale Mas. To date, we have incorporated both DMH International, Inc. and Dale Mas; purchased a website domain, which we will use to brand our apparel; and we have also begun initial product tests and development.  Our initial operations have been funded by a $75,000 promissory note. Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).

We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for the next 6 to 8 months without additional financing. Once additional financing is needed, we anticipate that it will be in the form of debt financing from our friends and family or from our existing business acquaintances; however, we cannot be certain on the availability of such funds since we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. If we do not obtain additional financing when needed, we will be forced to scale back our plan of operations and our business activities.

Our sole officer and director does not have any professional training or technical credentials in the marketing or distribution of casual active wear apparel. Therefore, we may need to retain qualified consultants on a contract basis to perform the marketing and sale of the product line as needed. As of the date of this prospectus, we do not have any verbal or written agreement regarding the retention of any qualified consultants or public relations firms for our marketing and sales program.

For a further discussion of our plan of operations and growth strategy see the below section entitled “Description of Our Business”.

SUMMARY OF THIS OFFERING

The Issuer	DMH International, Inc.
Securities being offered	Up to 4,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market-maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period of 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Jon-Marc Garcia.

Registration Costs	We estimate our total offering registration costs to be approximately $29,014.26.

Net Proceeds to the Company

The Company is offering a maximum 4,000,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $200,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds of the maximum number of shares offered in this offering or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our plan of operations, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our plan of operations.

Since there is no minimum with respect to the number of shares to be sold by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our plan of operations. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our products, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our plan of operations.

Because the majority of our shares of Common Stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the Company or decision making by management of the Company.

Jon-Marc Garcia, our sole officer and director, beneficially owns 100% of our outstanding Common Stock. Assuming the sale of all 4,000,000 shares in this offering, Mr. Garcia will still own 55.55% of all shares of Common Stock of the Company. The interests of Mr. Garcia may not be, at all times, the same as that of our other shareholders. Mr. Garcia is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Garcia exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Garcia has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

There is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our plan of operations. You should consider our independent registered public accountant’s comments when determining if an investment in DMH International, Inc. is suitable.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.03 (assuming that 100% of the offered shares are sold) in net tangible book value per share from the price you paid.

We may not be able to further implement our business plan unless sufficient funds are raised in this offering. If we do not raise sufficient funding hereunder, we may have to cease operations, which could cause investors to lose their investment or seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this offering to further business development, or to provide adequate cash flow for planned business activities. At December 31, 2010 we had cash on hand of $12,992 and accumulated a deficit of $76,710. We have not generated any revenue from operations to date. At this rate, we expect that we will only be able to continue operations for six to eight months without obtaining additional funding or beginning to generate revenue. We anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing. Obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering. If we do not raise at least $72,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $72,000 from this offering. We believe that $72,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $200,000 which would allow us to implement our business plan to the full extent that we envision. We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

The Company has received its initial financing through the issuance of a promissory note, and the repayment of such note prior to the Company's achieving profitability would have a negative effect on the Company's business prospects

On August 11, 2010, the Company issued a 10% Promissory Note, in the principal amount of $75,000 to Big Bear Holdings to evidence funds previously loaned by Big Bear Holdings to the Company. The $75,000 principal amount underlying the Promissory Note is due and payable on demand upon 10 days written notice from Big Bear Holdings and accrues interest at the rate of 10% per annum. The Company intends to repay this Promissory Note through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this offering to pay off the Promissory Note.  We currently do not have sufficient cash on hand to repay the Promissory Note if Big Bear Holdings so demanded.  Any demand for repayment of the Promissory Note   prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

RISKS RELATED TO OUR BUSINESS

We have a limited operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operation.

We were incorporated on June 2, 2010, and have a limited operating history. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. The future of the Company depends upon our ability to obtain adequate orders and prompt payment for our products, obtain sufficient financing and continuing support from stockholders and creditors, if and when needed, and to achieve and maintain profitable operations. Potential investors should be aware of the difficulties normally encountered by new apparel companies, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

The dependency of the apparel industry on consumer spending could adversely impact the Company’s future gross profits in a difficult retail environment.

The apparel industry is a cyclical industry heavily dependent upon the overall level of consumer spending. Recessions, the states of the global, national and local economies and uncertainties regarding future economic prospects affect consumer spending habits and may adversely affect our business, financial condition and results of operations once we actively begin selling our product line. If these types of financial patterns exist in the future our business, financial condition and results of operations may be materially adversely affected.

Our business could suffer as a result of our shipment of merchandise becoming unable to be delivered.

We will rely upon a delivery service for our product shipments. Accordingly, we will be subject to risks, including employee strikes and inclement weather, which may affect the shipper’s ability to meet our shipping needs. Among other things, any circumstances that require us to use other delivery services for all or a portion of our shipments could result in increased costs and delayed deliveries and could harm our business materially.

Any interruption in our distribution processes could impair our financial performance and negatively affect our brand.

We may experience difficulties in our distribution processes. We may encounter interruption in our distribution processes due to a catastrophic loss or events beyond our control such as fires, explosions, labor disturbances or violent weather conditions. Any interruptions in distribution at the facilities of our manufacturers could result in our inability to distribute our apparel, which would reduce our net sales and earnings for the affected period. If there is a stoppage, even if only temporary, or delays in distribution to retail stores carrying our merchandise, and thus to our customers, our business and reputation could be severely affected.

Fluctuations in the price, availability and quality of raw materials could cause delay and increase costs.

Fluctuations in the price, availability and quality of the fabrics or other raw materials used by our manufacturer could have a material adverse effect on our cost of goods sold or our ability to meet our customers’ demands and maintain a competitive price point. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of such raw materials may fluctuate significantly, depending on many factors, including higher energy prices, increased tariffs and duties, and increased labor costs. In the future, we may not be able to pass all or a portion of such higher raw material prices on to our customers.

Due to the highly competitive nature of the apparel industry, our success depends on our ability to meet consumer demands, respond to fashion trends, and provide superior quality and price.

There is intense competition in the sectors of the apparel industry in which the Company intends to participate. Some of our competitors are offering products that are substantially similar, in design and materials, to our products. The Company will compete with many other apparel companies, some of which are larger and have greater financial resources, more comprehensive product lines; longer-standing relationships with suppliers, manufacturers, and retailers; greater distribution and marketing capabilities; and, stronger brand recognition and loyalty than the Company.

Our competitors’ greater capabilities in these areas may enable them to better differentiate their products from ours, gain stronger brand loyalty than we can achieve, withstand periodic downturns in the apparel industry, compete more effectively on the basis of price and production and more quickly develop new products. The Company believes in order to be successful in this industry we must be able to evaluate and respond to changing consumer demand and taste and to remain competitive in the areas of style, quality and price while operating within the significant domestic and foreign production and delivery constraints of the industry.

Because our management has no experience in designing, producing, distributing, marketing or selling a clothing line, we may not be able to compete with competitors having experienced management.

Our management has no direct experience in the apparel industry and lacks experience producing and distributing clothing, which may lead to an inability to successfully identify and respond to trends or business conditions in an adequate manner necessary to ensure that the Company's plan of operations is successfully implemented. We may not be able to successfully address these risks and difficulties, which could materially harm our proposed business prospects, financial condition, and results of operations.

Additionally, we may need to retain an outside consultant to assist the Company with its sales and marketing strategy. We estimate that a consultant in this industry will range anywhere from $1,000 per month to $5,000 per month, and as we are operating on a very low budget, this expense may not be feasible; therefore, the Company and our business prospects might be negatively impacted. You must consider our business prospects in light of the risks and difficulties we will encounter in the future.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its President, Mr. Garcia. The loss of him, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The Company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain “key person” life insurance on its President and Chief Executive Officer.

Our sole officer and director’s outside interests may compete directly with the Company and could adversely affect our operations.

Under the terms of Mr. Garcia’s management agreement with the Company, he is not precluded from engaging in any business activities or from performing services on his own account or for the account of others, including companies that may be in competition with the business conducted by the Company. As such, Mr. Garcia’s interests may not always be aligned with those of the Company in other matters. Such internal competition could adversely affect the Company and could cause our revenues to decline.

Government regulation and supervision.

Any negative changes to international trade agreements and regulations such as NAFTA and the World Trade Organization where there is a rise in trade quotas, duties, taxes and similar impositions as well as limitations on the countries from whom we can purchase our fabric or other component materials, or limitations on the countries where we might market and sell our products could have an adverse effect on our business. Any changes in regulation by the Federal Trade Commission with respect to labeling and advertising of our products could have an adverse effect on our business.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its plan of operations;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market-makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTCBB market-maker for sponsorship of our securities on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market-makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contains a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its management agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers. Selling all of the shares in the offering will result in $200,000 gross proceeds to the Company. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering.

DMH International, Inc. intends to use the proceeds from this offering as follows:

Application of Proceeds	100% of Shares Sold		50% of Shares Sold		10% of Shares Sold
	$ Amount	% of Total	$ Amount	% of Total	$ Amount	% of Total
Total Offering Proceeds	200,000	100.00	100,000	100.00	20,000	100.00

Offering Expenses
Legal Fees and Expenses	20,000	10.00	20,000	20.00	20,000	100.00
Audit Fees and Expenses	5,500	2.75	5,500	5.50	5,500	27.50
Miscellaneous Expenses	1,500	0.75	1,500	1.50	1,500	7.50
Transfer Agent and Registrar Fees and Expenses	2,000	1.00	2,000	2.00	2,000	10.00
Securities and Exchange Commission Registration Fee	14.26	0.00	14.26	0.00	14.26	0.00
Total Offering Expenses	29,000*	14.50	29,000*	29.00	29,000* (1)	145.00

Net Proceeds from Offering	171,000	85.50	71,000	71.00	--	--

Use of Net Proceeds
Inventory	75,000	37.50	37,500	37.50	--	--
Marketing/Advertising	40,000	20.00	20,000	20.00	--	--
Research and Development	10,000	5.00	5,000	5.00	--	--
Office Supplies	1,000	0.50	500	0.50	--	--
Working Capital(2)	45,000	22.50	8,000	8.00	--	--
Total Use of Net Proceeds	171,000	85.50	71,000	71.00	--	--

Totals	200,000	100.00	100,000	100.00	--	--

*Notes: Offering expenses have been rounded down to $29,000

.

(1)

The remaining offering expenses will be paid out of our cash on hand.

(2)

Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees and other general operating expenses, including any such management fees due to Mr. Garcia pursuant to his Management Agreement with the Company. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

Mr. Garcia, our sole officer and director, has determined that the maximum funds received under this offering would be sufficient to cover our offering expenses, filing reports with the Securities and Exchange Commission, and fund our initial six to eight months of our business plan. However, there can be no assurance that the Company will raise any funds through this offering and if a limited amount of funds are raised, the Company reserves the right to change the use of proceeds as a result of certain contingencies such as competitive developments, results of our operations, future business developments, fluctuations in the clothing market and availability of raw materials, and other factors, and will use such funds according to its best judgment. Further, any such change in the use of proceeds as discussed above would be limited to a proportionate reduction in funds allocated to each specific item listed.

Specifically, the Company will use any proceeds received to facilitate the growth of the Company’s intended business of developing a branded apparel company. If the maximum amounts of funds are raised hereby, we intend to use the funds to purchase inventory and to initiate our marketing strategy. We estimate that we would spend up to $115,000 on this aspect of our business development. If we raise fifty percent (50%) of the maximum amount of funds under this offering, we also intend to use the funds to purchase inventory and to initiate our marketing strategy, however, we will not be able to purchase as much inventory or allocate as much to the marketing of our brand. In this instance, we estimate that we would spend up to $57,500 on this aspect of our business development. In the case that we raise nominal amounts under the offering we will not have sufficient cash on hand to fully initiate our business plan, and we will likely have to seek out additional capital from alternate sources and if such funds are not available our business would likely fail and any investment would be lost.

Even if the maximum funds are raised under this offering, if we fail to generate any revenue from the operation of our business, we will seek out additional funds from friends, family, and business acquaintances. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

In connection with the Company’s selling efforts in the offering, Jon-Marc Garcia will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Garcia is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Garcia will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Garcia is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Garcia will continue to primarily perform substantial duties for the Company or, on its behalf otherwise than in connection with transactions in securities. Mr. Garcia will not participate in selling an offering of securities for any issuer more than once every 12 months, other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

DMH International will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our Common Stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of Common Stock quoted on the OTCBB. In order to be quoted on the OTCBB, a market-maker must file an application on our behalf in order to make a market for our Common Stock. There can be no assurance that a market-maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of Common Stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale or if there is an exemption from such registration or if a qualification requirement is available and with which DMH International has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DMH International will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,000,000 shares of Common Stock outstanding as of December 31, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 4,000,000 Shares offered by the Company hereunder at an offering price of $0.05 per share, the pro forma net tangible book value of the Company at December 31, 2010, would have been $123,290, or $0.01 per share, representing an immediate increase in tangible book value of $0.03 per share to existing shareholders and an immediate dilution of $0.04 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis taking into account a full subscription of our offering (4,000,000 shares), half subscription of our offering (2,000,000 shares), and one-third subscription of our offering (1,000,000 shares):

	4,000,000 Shares	2,000,000 Shares	1,000,000 Shares
Offering price per share	$0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.02)	(0.02)	(0.02)
Increase per share attributable to new investors	$0.03	0.02	0.02
Pro forma net tangible book value per share after Offering	$0.01	0.00	(0.00)
Dilution per share to new investors	$(0.04)	(0.05)	(0.05)
Gross Proceeds	$200,000	100,000	50,000

DESCRIPTION OF PROPERTY

Our offices are currently located at 111 Ramble Lane #105, in Austin, TX 78745 and our telephone number is (512) 351-7834. We do not pay rent and our office space is provided to us free of charge by our sole officer and director, Mr. Garcia. The space is utilized for general office purposes and it is our belief that the space we currently occupy is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. At the present time we do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of Common Stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All material terms of our Common Stock have been addressed in this section. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof, there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our Board of Directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF DMH INTERNATIONAL, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

Overview

DMH International, Inc. was incorporated in the state of Nevada on June 2, 2010. On June 7, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with Dale Mas, a Texas corporation, whereby the Company acquired 100% of the issued and outstanding shares of Dale Mas in exchange for 5,000,000 shares of the Company's common stock which was issued to our founder Mr. Jon Marc Garcia as the sole-shareholder of Dale Mas. Subsequent to the Acquisition, the sole shareholder of Dale Mas, currently our sole officer and director, owned 100% of the issued and outstanding common shares of the Company. The acquisition of Dale Mas by the Company was accounted for as a reorganization of entities under common control, wherein DMH International Inc. and Dale Mas were under common control on the acquisition date.  The assets, liabilities, and operations of the acquired entity, Dale Mas, have been brought forward at their carrying value and the financial statements include the operations of the Company and Dale Mas from their respective inception dates.

Our current focus is on creating specialty t-shirts and other casual and active clothing geared toward the Hispanic community. We plan to develop, brand and market an entire apparel line named Dale Mas®. The English translation of the Spanish words “dale mas” is “give more”. Our founder, Mr. Jon-Marc Garcia, owns a registered trademark for “Dale Mas,” which we plan to be the backbone of our initial product line. The Dale Mas meaning will be consistently communicated through all aspects of our products and business.  We intend to market Dale Mas merchandise to a broad range of customers with varying ages and income levels. The Company believes that both men and women interested in casual active wear fashion will be attracted to the Dale Mas clothing image because of our proposed designs and the strong meaning behind “give more.”

Our goal is to become a designer and retailer of casual apparel and to maintain a high level of quality among our products. Dale Mas intends to source high quality natural fabrics from around the world and use distinctive trim details and specialized washes to achieve a unique style and comfort in its products. We intend to develop a web site, “www.dale-mas.com”, to market and deliver our products to anyone with an internet connection and a shipping address. At present, our market territory will be primarily local, as we will be soliciting individual customers and businesses through word-of-mouth and using our founder's extensive background in the local Austin, Texas business community. We will continue to develop our local market with targeted phone calls and in-person visits to selected businesses. Through this offering we hope to raise the funds needed to initiate a full public relations campaign.

We are currently a development stage company and to date we have recorded no revenue. Since inception, our operations have mainly consisted of the organization of our business and the formulation of a strong business model based upon the market of the brand Dale Mas. To date, we have incorporated both DMH International, Inc. and Dale Mas; purchased a website domain, which we will use to brand our apparel; and we have also begun initial product tests and development.  Our initial operations have been funded by a $75,000 promissory note. Accordingly, our independent registered public accountant has issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).

Business Strengths

We believe the cornerstone of our success will lay in the marketing of our name.  The meaning of “dale mas” in Spanish, and “give more” in English can be marketed in numerous venues. Our clothing line name expresses a gesture of kindness and generosity as well as a global message of goodwill. Additionally, if marketed to a sports audience, the meaning can be conveyed as “give everything you have,” or “leave it all out on the field.” We intend to create a differentiated brand image based on the quality and comfort of our clothing and the meaning of our logo. This image and meaning will be consistently communicated through all aspects of our business. We believe that the Dale Mas brand should appeal to a broad range of customers with varying ages and income levels. We believe that both men and women interested in casual and active wear will be attracted to the “Dale Mas” clothing image, and that the Spanish phrase and logo should easily target and appeal to the Hispanic community. Because our founder, Mr. Jon-Marc Garcia, owns the rights to the registered trademark “Dale Mas”, we believe that we can effectively brand our logo and clothing to an international audience. The Company believes that the catchy brand and logo will provide an opportunity to penetrate our current merchandise into the clothing market as well as new product categories.

Our founder, while having no direct experience in the apparel industry, has a proven track record in design and marketing including owning a publishing and advertising company providing internal directories for municipalities and serving as the President of ATX Publishing, Inc. ATX Connection is an Austin, Texas-based publication geared toward advertising for locally owned businesses. ATX Publishing, Inc. also offers such business tools as graphic design, logos, branding, banners, business cards, etc. In addition to being a business owner, Mr. Garcia is also a professor of Visual Design at Austin Community College and sat on the Board of Directors of the Juvenile Diabetes Research Foundation for eight years.  We will rely in Mr. Garcia's design background in developing our line of apparel.

Initial Operations

Our operations have been limited to the organization, planning and initial design and our products. To date, we have incorporated our Company under the laws of the State of Nevada and formulated a business plan that we feel will be successful with proper execution and sufficient funding. Our initial operations also include the designing of the logo for Dale Mas, which we hope will be the branded image throughout our product lines, merchandise tags and our future website.

Additionally, we have purchased our initial sample products and have taken the first step toward marketing our products by purchasing our website domain www.dale-mas.com, which we believe will be our first mode of sales until we are able to establish retail sales contracts.

We know that the key factors that will enable us to effectively grow in the clothing retail industry are our price point on goods, customer service, effective marketing and quality control of all items that we will sell. We believe that the first year of our operations will be devoted to the further development of our business and to the sale and marketing of Dale Mas apparel, including researching our product line, purchasing cost-effective, yet high quality apparel, identifying and securing relationships with suppliers, wholesalers, retailers and distributors, designing and developing our website, and advertising our products in order to reach our target market.

Our Products

Our principal products will be the high quality shirts that we design and will market, distribute and sell through our wholly-owned subsidiary, Dale Mas under the Dale Mas trademark. To date, we have two different designs of men’s shirts, but we plan to have a collection which includes apparel for both women and men. We plan to market to consumers through a marketing campaign that stresses quality, style and uniqueness.

Our founder Mr. Garcia has created our first two designs and has had the prototypes manufactured and we are currently evaluating both the design and materials used for the products. The prototypes we have designed include a simple fashion t-shirt and a casual short sleeve button-up as shown below. Although we have had the first designs manufactured, we have not reported any sales at this time. We anticipate ordering sample shirts from manufacturers that specialize in small projects and custom designs; these manufacturers will be identified by Mr. Garcia through on-line research and evaluation. At this time we have received limited runs of our first two products. With each test run we will evaluate both the quality of the material and the craftsmanship from the selected manufacturer. Once we are satisfied with and have chosen our manufacturer, we will initiate significant discussions relating to quality and pricing. We will evaluate these factors in light of funds received from the proceeds of this offering and such determinations will be guided and directly related to funds received.

Our initial products consist of two different men’s shirts. One of our first men’s shirts is a basic t-shirt made from 100% cotton. On our basic t-shirt we have included a screen-printed design with our logo on the front. If we are able to order these t-shirts at quantities of 1000 t-shirts per order, our cost will be approximately $3.50 per t-shirt including the designs printing on each t-shirt. If we are able to order at such quantities, we plan to set our wholesale price at $12.50 per t-shirt, and a retail price of $22.50 per t-shirt. Prices for these t-shirts will vary based on several factors. White, non-dyed t-shirts will be less expensive, and sizes greater than extra large will be more expensive due to the extra fabric used to create each garment.

Our second men’s shirt is 70% rayon, 30% polyester button-up shirt. This particular product will sell for considerably more than our t-shirts, due to its heavy weight construction and button-up style. On this shirt we have embroidered our logo on the left sleeve of each shirt. For our initial sample of this style we ordered just twelve samples and spent approximately $22.00 per shirt. Our cost will go down quite significantly if we are able to place orders of 1000 shirts or more. If we can sustain large orders of this style, we can lower our cost to approximately $10.00 per garment. Suggested wholesale price for each shirt of this style will be $30.00, with a suggested retail of $60.00.

Plan of Operation

Our principal business activity will be the design, development and worldwide marketing, distribution and sale of high quality apparel. We will conduct this business activity through our wholly-owned subsidiary, Dale Mas. Our founder is allowing us to use a portion of his existing office space free of charge.

The Company intends to begin substantive operations in the coming months and believes it will be able to do so even if no funds are raised hereunder. During the following twelve month period, we anticipate that we will begin to generate revenues through the sale of our initial products. However, if additional financing is needed, we anticipate that it will be in the form of debt financing from our friends and family. At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company. We may seek to obtain equity financing from the sale of our Common Stock or sales of convertible promissory notes that are convertible into shares of our Common Stock. If we do not obtain additional financing when needed, we will be forced to scale back our plan of operations and our business activities.

We will initially use word-of-mouth marketing and in-person sales on or near the many colleges and universities located in the Austin, Texas area to sell our products. We will further develop our local market with targeted phone calls and in-person visits to businesses. As we begin to generate revenues, we will seek to secure a kiosk or retail location to place our product on a more consistent basis. On a larger scale, we will use our future website, www.dale-mas.com, to gain access to a national and possibly international marketplace by targeting anyone with access to an internet connection and a valid shipping address. For a more detailed discussion of advertising and marketing strategy, please see the below section entitled “Advertising and Marketing”.

Assuming the Company experiences growth and generates revenues, we intend to hire qualified persons with experience in the retail clothing industry to assist in the manufacture, design, sales, and distribution of our products. We will offer no benefits to our employees and will base our hourly wages on what is customary for retail sales in our initial region. We do not anticipate offering a commission structure; however, commissions may be implemented once we have begun complete operations.

Advertising & Marketing

Our marketing strategy will begin with word of mouth, which we believe will always be our most important means or promotion. Initially, we will be focused on developing our brand name as a casual and active wear clothing company within the Hispanic community. In order to effectively market Dale Mas as a designer and retailer of high quality casual and active wear apparel, we intend to establish a strong marketing and advertising presence at colleges, sporting events and city marketplaces and to seek retail space in such locations. Younger generations have long-since been the leaders of fashion trends, therefore we believe that by marketing on college campuses, we will have a better chance to establish our brand name. Also, because we would like to establish our brand name as a leading casual active wear apparel line, we believe that marketing our clothing at sporting events will have a strong effect. Furthermore, we believe that the meaning of “Dale Mas” will resonate with people playing and watching sports.

If we generate sufficient revenues from the sale of our products, we intend to implement an advertising and marketing campaign to increase awareness of Dale Mas and to acquire new customers through multiple channels, including traditional and online advertising and direct marketing. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisitions.

Once our website is fully developed, we will begin to market and advertise our website with cost-effective online marketing tools. We feel that this will help to brand our clothing and give our company a direct-to-customer mode of sales with increased profit margins. As we generate revenues from our website sales, we plan to initiate online advertising through large search engines publishers. Such companies have developed advertising programs known as cost-per click advertising, wherein an advertiser is only charged when their ad is actually clicked on. Advertising with these online companies will allow us to place keyword specific advertisements in the exact market we would like to be in. With relatively little cost, we will be able to develop an online marketing presence that reaches our target market and we will only have to pay when people with genuine interest in our products click on our ads.

If funding permits, we would like to launch a national public relations campaign. We feel that the only way to truly become an internationally marketed clothing line is through attendance at all of the major trade and clothing industry exhibitions as well as through trade press advertising. With the help of a professional public relations firm, we feel that we could market our products nationally and globally.

Planned Operational Milestones

Timeline	Activity	Anticipated Costs	Description of Milestone Activity
0-6 Months	Raise capital through the sale of registered stock.	We anticipate using approximately $29,000 of our current funds to pay for our offerings expenses.	The Company does not foresee any reason that this phase of our anticipated activities would be delayed, as this activity is not dependent on future financing.
1-4 Months	Begin marketing our initial products through word of mouth.	No funds will be needed to market our products by word of mouth.	The Company does not foresee any reason that this phase of our anticipated activities would be delayed, as this activity is not dependent on future financing.
	Begin the branding of our clothing line and logo through the use of social media websites.	This will only require the time of our sole officer and director.	The Company does not foresee any reason that this phase of our anticipated activities would be delayed, as this activity is not dependent on future financing.
Begin designing and developing www.dale-mas.com, as a fully functional e-commerce website.

If we are able to create our website ourselves, approximately $600 will be needed for the purchase of a website template, hosting for one year, and the initial setup* of a merchant bank account and payment gateway (*additional monthly fee of $40/month incurred after initial month).

The Company intends to use any one of many online hosting companies for the purchase of a website template and an e-commerce hosting package. We plan to seek out a merchant banker, and use Authorize.net for our credit card processing payment gateway.

2 – 12 Months

Begin establishing relationships with suppliers, wholesalers, retailers, and distributors for our initial products. Also, we plan continue the designing and development of new products to add to our clothing line.

		This will be an ongoing task. Within the first twelve months of our operations, we foresee spending up to $0- 85,000 on inventory and research and development.	Assuming the Company is able to raise capital through this offering, we plan to begin designing and distributing more Dale Mas clothing.
3-5 Months	Begin online advertising campaigns through large search engines.	We are budgeting $4,500 - $8,000 for online advertising. These campaigns can cost various amounts.	Online advertising will offer us a cost-effective way to reach millions of internet users to market our brand.
	Begin print media campaign and produce postcard mailers seeking targeted market.	$500 - $2,000 - We will design our own ads to keep costs low, and distribute to our local targeted market.	Using our sole officer and director’s knowledge of graphic design, we will produce our own postcards and flyers to distribute to our local market.
5-12 Months	Begin branding our clothing at major trades shows and clothing industry exhibitions.	$1,000 - $5,000 per booth space at trade shows.	We believe that inclusion in major trade shows will be a significant step for the branding of our clothing.
	Hire a national public relations firm.	$3,000 - $5,000 per month.	If our financing permits, we hope to hire a public relations firm.

As set forth in the table above, we estimate that the low estimate of our first year "start-up" costs would be roughly $72,040, which includes the expenses involved with this offering. However, depending on how fast we begin generating substantial revenue, we could possibly spend a significant amount more on product development, marketing and advertising, consultants and/or staff. Even if we raise the maximum amount of funds under this offering, if we do not generate enough revenue to implement our plan of operations, additional funding will likely be in the form of debt financing or equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We will seek out additional funds from friends, family, and business acquaintances; however, there is no guarantee that such funds will be available since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company. If we do not obtain the necessary additional financing, we will be forced to scale back our plan of operations and our business activities. At this time, neither the Company nor management has any plans, or has entered into any discussions, written or unwritten, with any third-party relating to any merger acquisitions or business combination transactions. The Company and its management are committed to the foregoing plan of operations and will use all reasonable means to effectuate the Company's planned operational milestones.

Growth Strategy

The Company has implemented a growth strategy designed to permit Dale Mas to capitalize on its business strengths. In addition, Dale Mas believes that there are opportunities to expand its customer base through further penetration of its existing merchandise into the retail clothing market and the introduction of new merchandise categories and products. The Company believes that its internal design capability will enable it to continue to develop new merchandise which reflects the Dale Mas lifestyle image. We intend to continue our expansion through the following growth strategies:

Brand our apparel within our target market. We intend to initially market our high-quality, casual active wear apparel line to men and women within the Hispanic community with varying ages and income levels.

Sales through multiple online channels. We intend to conduct many of our sales through our website “dale-mas.com.” Until the creation of said website, however, we intend to use multiple online channels to feature and sell our clothing. Such online channels include, but are not limited to: Etsy.com, Google Products, Amazon.com, and Ebay.com.

Expand the local, national and international retail presence of our products. We plan to launch a coordinated product and marketing strategy that we believe will expand our target market and retail distribution of our products and increase demand for the Dale Mas brand. We also believe that the success of our retail sales will provide an opportunity for much broader retail distribution and penetration of our products into larger markets.

Broaden our merchandise and product line. We intend to expand our product line to include not only casual active wear apparel but also new categories of merchandise. We believe that the expansion of our Company will increase our target market and we intend to continue to offer products to meet our customers’ evolving needs.

Increase distribution of our products. We intend to expand distribution of our products by adding new wholesalers, retailers and distributors to our customer base. We believe that the quality of our unique and stylish products, the strength of our customer service and the effectiveness of our marketing strategies will allow us to leverage the growth of our current wholesaler and retail customers, increase floor space dedicated to our products and improve the placement of our products in retail stores.

Competition

The apparel industry is highly competitive and is subject to rapidly changing consumer demands and preferences. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands and fashion trends in a timely manner. We compete with numerous apparel manufacturers, distributors and designers which operate in the casual and active wear apparel markets. Many of the designers, manufacturers, and retailers, domestic and foreign, that we compete with, such as Nike, Adidas and Reebok are significantly larger and have substantially greater resources than we do. These companies may be able to engage in larger scale branding, advertising and manufacturing activities than we can. Further, with sufficient financial backing, talented designers can become competitors within several years of establishing a new label. We compete primarily on the basis of fashion, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting casual active wear apparel and on our ability to remain competitive in the areas of quality and price.

The production of apparel printing and embroidery is retail-focused and therefore driven by the local economy and the individual tastes and preferences of the purchaser. We are keenly aware that to be competitive we must not only offer the best value for the money, but also great service for our customers. It is our opinion that competitive points in the retail industry include quality production, aesthetics of the products, and service through product knowledge and timely delivery. Competition varies by local retail outlets, internet-based operations, and product offering.

We believe that our competitive strengths consist of the detailing of the design, the quality of our products and brand name. Within the contemporary better clothing markets, the types of shirts that we will sell can range from $25 to $100 per shirt, and some designer labels can command even higher prices. Dale Mas believes that its price range of $22 to $60 provides superior value for the quality, style, fit and finish of Dale Mas clothing.

Government Regulation

Our products are subject to regulation by the Federal Trade Commission in the United States. Such regulations relate principally to the labeling of our products. We believe that any product that we will sell will be in substantial compliance with such regulations, as well as applicable federal, state, local, and foreign rules and regulations.

Any import or export operations we engage in will also subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries. Those agreements, which have been negotiated bilaterally either under the framework established by the Arrangement Regarding International Trade in Textiles, known as the Multifiber Agreement, or other applicable statutes, impose quotas on the amounts and types of merchandise which may be imported into the United States from these countries. Those agreements also allow the signatories to adjust the quantity of imports for categories of merchandise that, under the terms of the agreements, are not currently subject to specific limits. Any imported products that we may sell, may also be subject to United States customs' duties.

Our Employees

As of March 7, 2011, neither the Company nor its subsidiary, Dale Mas has any employees. Our founder and sole officer and director is currently devoting 15-20 hours per week to the operations of our Company.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF DMH INTERNATIONAL, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the Six Months ended December 31, 2010

For the six months ended December 31, 2010, the Company earned $nil revenues and incurred $57,174 of operating expenses, which included $11,344 of general expenditures, $6,000 for management fees payable to the Company’s President and Director at a rate of $1,000 per month, and $45,830 of professional fees relating to the Company’s legal, accounting, and audit fees relating to the S-1 registration process.  The Company also incurred interest expense of $3,781 resulting from accrued interest on the $75,000 note payable to a non-related party which is due interest at 10% per annum and due on demand.

For the period from June 7, 2010 (date of inception) to June 30, 2010

For the period from June 7, 2010 (date of inception) to June 30, 2010, the Company earned $nil revenues and incurred $9,755 of operating expenses, which included $2,380 of general expenditures, $1,000 for management fees, $575 of interest expense related to the loan payable, and $5,800 of professional fees relating to the Company’s legal and accounting fees relating to the incorporation and acquisition transaction.

As at December 31 and June 30, 2010, the Company had a loss per share of $0.01 and $nil, respectively.

LIQUIDITY AND CAPITAL RESOURCES

December 31, 2010

As at December 31, 2010, the Company had assets of $12,992 comprised of cash received from debt financing, and had liabilities of $89,702 comprised of an outstanding note payable of $75,000, and accounts payable and accrued liabilities of $10,356, and amounts due to related parties of $4,346. As at December 31, 2010, the Company has an outstanding note payable of $75,000 which is unsecured, due interest at 10% per annum, and due on demand

June 30, 2010

As at June 30, 2010, the Company had assets of $66,820 comprised of cash received from debt financing, and had liabilities of $76,575 comprised of an outstanding note payable of $75,000, and accounts payable and accrued liabilities of $1,575. As at June 30, 2010, the Company has an outstanding note payable of $75,000 which is unsecured, due interest at 10% per annum, and due on demand.

On August 11, 2010, the Company issued a 10% Promissory Note, evidencing an original loan made in May 2010, in the principal amount of $75,000 to Big Bear Holdings to evidence funds previously loaned by Big Bear Holdings to the Company. The $75,000 principal amount underlying the Promissory Note is due and payable on demand upon 10 days written notice from Big Bear Holdings and accrues interest at the rate of 10% per annum. The Company intends to repay this Promissory Note through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this offering to pay off the Promissory Note. We believe that our operations will have to generate at least $150,000 in revenue before the Promissory Note becomes due. We currently do not have sufficient cash on hand to repay the Promissory Note if Big Bear Holdings so demanded.  Any demand for repayment of the Promissory Note prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's liquidity and capital resources.

As part of the acquisition on June 7, 2010, the Company authorized the issuance of 5,000,000 shares of its common stock to the President of the Company and will pay monthly management fees of $1,000.

Cashflows from Operating Activities

During the six months ended December 31, 2010, the Company used cash flow of $53,828 for operating activities as compared to $1,155 during the period from June 7, 2010 (date of inception) to June 30, 2010.  The increase in the cash used for operating activities is attributed to the fact that the Company incurred operating expenditures relating to the SEC registration process which did not commence until after June 30, 2010.

Cashflows from Investing Activities

During the six months ended December 31, 2010 and period from June 7, 2010 (date of inception) to June 30, 2010, the Company did not have any investing activity.

Cashflows from Financing Activities

During the six months ended December 31, 2010, the Company did not have any financing activities as compared to the period from June 7, 2010 (date of inception) to June 30, 2010 where the Company received $75,000 from the issuance of a note payable that is unsecured, due interest at 10% per annum, and due on demand.

As at December 31, 2010, the Company has a going concern assumption as the Company has not earned revenue, has no certainty of earning revenues in the future, and has a working capital deficit and accumulated deficit of $76,710.  The going concern assumption has been disclosed in Note 1 of our consolidated financial statements.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

If we raise the maximum from this offering, we estimate that our expenses over the next 12 months will be approximately $200,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Time period	Estimated maximum expenses (USD $)
Offering Expenses	1-5 months	$29,000
Continuing Legal & Accounting	6-12 months	$20,000
Business Development	12 months	$85,000
Marketing and advertising	12 months	$40,000
General and administrative	12 months	$26,000
Total		$200,000

Subsequent to June 30, 2010, we entered into a Consulting Agreement with Mr. Voltaire Gomez whereby the Company would provide services relating to the Company's general business development. Pursuant to the agreement, the Company was indebted to Mr. Gomez for $10,000; all of which has already been paid to Mr. Gomez by the Company as of December 23, 2010.

Business Development, Marketing and Advertising

Our anticipated Business Development costs will most likely be associated with the purchase and development of our initial product line. We anticipate placing a substantial initial order to obtain an initial inventory of clothing that can be used in our sales efforts. As part of our development we will need to seek out retailers to purchase our apparel. We also plan to seek out additional products to supplement our apparel line. If we receive the maximum for this offering, we estimate that we will spend up to $85,000 on our business development over the next 12 months.

Additionally, we anticipate that our expenditures related to marketing and advertising will average around $3,000 per month, and will include the development of our website and any print and online advertising we may elect to do. We base this estimate on the following breakdown: i) $400 devoted to online advertising, as we will use a pay-per-click form of advertising, we will be able to set our own budget each month, ii) $550 devoted to postcard mailers and print ads, and iii) with the remainder of the funds we will seek out a public relations firm to further brand our clothing line.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our director, executive officer, or director nominees.  Other than Mr. Garcia, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Jon-Marc Garcia	40	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Jon-Marc Garcia - In 1995, Jon-Marc Garcia graduated from the University of Texas with a degree in Visual Communications. His background and experience in graphic design have afforded him the opportunity to establish two very unique businesses, and he is in the beginning stages of establishing a third. Since September 2004 until present, Mr. Garcia serves as the President of City Press, LP, a publishing and advertising company providing internal directories for municipalities. Since June 2008, Mr. Garcia has served as the President of ATX Publishing, Inc. This company produces the ATX Connection, an Austin, Texas-based publication geared toward advertising for locally owned businesses. ATX Publishing, Inc. also offers such business tools as logos, branding, banners, business cards, etc. In addition to being a business owner, Mr. Garcia has also been a professor of Visual Design at Austin Community College from 1999 to present and has sat on the Board of Directors of the Juvenile Diabetes Research Foundation for eight years.  Mr. Garcia was appointed as a Director of the Company because of his proven track record in graphic design, his prior position as President of City Press, LP and ATX Publishing, Inc. and his experience as an owner of three unique businesses.

Significant Employees/Consultants

We have no employees. Our founder, Jon-Marc Garcia, currently devotes approximately 15-20 hours per week to Company matters.  Although there is no formal agreement setting forth the number of hours Mr. Garcia will devote to the affairs of the Company, Mr. Garcia has confirmed that he intends to devote as much time as he deems necessary to implement the business and marketing plan of the Company.

Mr. Garcia has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. Mr. Garcia has not been convicted in any criminal proceeding (excluding traffic violations) nor is he the subject of any currently pending criminal proceeding.

We have entered into a Consulting Agreement with Mr. Voltaire Gomez whereby Mr. Gomez shall assist the Company with general business development. He has been retained to assist the Company in going public by consulting on share structure, compliance matters and the overall requirements associated with becoming public. In exchange, the Company was indebted to Mr. Gomez in the amount of $10,000; all of which has already been paid by the Company as of December 23, 2010.

 EXECUTIVE COMPENSATION

Summary Compensation Table: The following table sets forth information about the remuneration of our principal executive officer for services rendered since inception through December 31, 2010. Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jon-Marc Garcia(1)	President, CEO, CFO& Secretary	2010	$7,000			$-0-	-0-	-0-	-0-	$7,000

Notes to Summary Compensation Table:

(1)

On June 7, 2010, Mr. Garcia, as the sole-shareholder of Dale Mas, Inc., received 5,000,000 shares of the Company's Common Stock in exchange for 100% of the issued and outstanding shares of Dale Mas, representing his interest in Dale Mas as the sole shareholder. Additionally, pursuant to a Management Agreement dated June 10, 2010, Jon-Marc Garcia, the founder of Dale Mas, agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors. He has also agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Additionally, pursuant to the Management Agreement, Mr. Garcia receives a monthly fee of $1,000 per calendar month. Such fee is payable on the first day of each calendar quarter. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Director Independence

Our Board of Directors is currently composed of one member, Jon-Marc Garcia, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Jon-Marc Garcia, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Garcia collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Garcia will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Garcia will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached hereto as Exhibit 14.1.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at March 7, 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of March 7, 2011, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Jon-Marc Garcia	5,000,000	100%
	All Officers and Directors as a group (total of 1)	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 7, 2010, Mr. Garcia received 5,000,000 shares of the Company's Common Stock in exchange 100% of the issued and outstanding shares of Dale Mas, representing Mr. Garcia’s interest in Dale Mas as the sole shareholder.  Additionally, pursuant to a Management Agreement dated June 10, 2010, Jon-Marc Garcia, the founder of Dale Mas agreed to act as our President and Chief Executive Officer, and Chairman of the Board of Directors. He has also agreed to act as our sole officer and director and currently devotes approximately 15-20 hours per week to manage the affairs of the Company. Additionally, pursuant to the Management Agreement, Mr. Garcia receives a monthly fee of $1,000 per calendar month. Such fee is payable on the first day of each calendar quarter. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any. Further, Mr. Garcia provides us with office space free of charge at this time.

Except for the above disclosure, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we will be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel & Zouvas, LLP in San Diego, California.

EXPERTS

M&K CPAS, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended June 30, 2011 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Jon-Marc Garcia, our President and Chief Executive Officer.

DMH International Inc.

(A Development Stage Company)

Financial Statements

For the Period Ended December 31, 2010

(unaudited)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Balance Sheets

(Expressed in U.S. dollars)

(unaudited)

	December 31, 2010 $	June 30, 2010 $

ASSETS

Cash	12,992	66,820

Total Assets	12,992	66,820

LIABILITIES

Current Liabilities

Accounts Payable and Accrued Liabilities	10,356	1,575
Due to Related Parties	4,346	–
Loan Payable	75,000	75,000

Total Liabilities	89,702	76,575

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000	5,000

Additional Paid-In Capital	(5,000)	(5,000)

Accumulated Deficit during the Development Stage	(76,710)	(9,755)

Total Stockholders’ Deficit	(76,710)	(9,755)

Total Liabilities and Stockholders’ Deficit	12,992	66,820

DMH INTERNATIONAL INC.

(A Development Stage Company)

Statements of Operations

(Expressed in U.S. dollars)

(unaudited)

	Three months ended December 31, 2010 $	Six months ended December 31, 2010 $	Accumulated from June 2, 2010 (date of inception) to December 31, 2010 $

Revenues	–	–	–

Operating Expenses

General and administrative	5,319	11,344	13,724
Management fees	3,000	6,000	7,000
Professional fees	21,750	45,830	51,630

Total Operating Expenses	30,069	63,174	72,354

Other Expense

Interest expense	1,891	3,781	4,356

Net loss	(31,960)	(66,955)	(76,710)
Net Earnings per Share – Basic and Diluted	(0.01)	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000	5,000,000

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Statements of Cash Flows

(Expressed in U.S. dollars)

(unaudited)

	Six months ended December 31, 2010 $	Accumulated from June 2, 2010 (date of inception) to December 31, 2010 $

Operating Activities

Net loss for the period	(66,955)	(76,710)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	8,781	10,356
Due to related parties	4,346	4,346

Net Cash Used In Operating Activities	(53,828)	(62,008)

Financing Activities:

Cash received from note payable	–	75,000

Net Cash Provided By Financing Activities	–	75,000

Increase in Cash	(53,828)	12,992

Cash – Beginning of Period	66,820	–

Cash – End of Period	12,992	12,992

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2010

(unaudited)

1.

Nature of Operations and Continuance of Business

DMH International Inc. (the “Company”) was incorporated in the State of Nevada on June 2, 2010.  On June 7, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with Dale Mas, Inc. (“Dale Mas”), a Texas corporation incorporated on June 7, 2010, whereby the Company acquired 100% of the shares in Dale Mas in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50, Related Issues, as the companies were under common control prior to acquisition. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2010, the Company has a working capital deficit and an accumulated deficit of $76,710. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b)   Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31 and June 30, 2010, the Company had no cash equivalents.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2010

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  As at December 31 and June 30, 2010, there were no potentially dilutive securities.

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.”  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2010

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements (continued)

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.”  The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted.  The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2010

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Acquisition of Dale Mas Inc.

On June 7, 2010, the Company entered into a merger with Dale Mas, Inc. (“Dale Mas”), a limited liability company formed in the State of Texas, whereby the Company acquired a 100% interest in the member shares of Dale Mas in exchange for 5,000,000 common shares of the Company.  Subsequent to the merger, the shareholders of Dale Mas owned 100% of the issued and outstanding common shares of the Company. The acquisition of Dale Mas by the Company was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues.  The consolidated financial statements include the accounts of the Company and Dale Mas since its inception on June 7, 2010. The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

5.

Related Party Transactions

a)

As at December 31, 2010, the Company owes $4,346 to the President and CEO of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

b)

During the six months ended December 31, 2010, the Company paid $6,000 (2009 - $1,000) in management fees to the President and CEO of the Company.

6.

Loan Payable

As at December 31, 2010, the Company owed $75,000 to a non-related company for financing of the Company’s day-to-day operations.  The amounts owing are unsecured, due interest at 10% per annum, and due on demand.   As at December 31, 2010, the Company owed $4,356 of interest on the loan and has been recorded in accrued liabilities.

7,

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Financial Statements

For the Period Ended June 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

DMH International, Inc. (A Development Stage Company)

Austin, Texas

We have audited the accompanying balance sheet of DMH International, Inc. (A Development Stage Company) (the “Company”) as of June 30, 2010 and the related statement of operations, stockholders' deficit and cash flows for the period from June 2, 2010 (inception) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DMH International, Inc. (A Development Stage Company) as of June 30, 2010 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 1 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 8, 2010

DMH INTERNATIONAL INC.

(A Development Stage Company)

Balance Sheet

June 30, 2010 $

ASSETS

Cash	66,820

Total Assets	66,820

LIABILITIES

Current Liabilities

Accounts Payable and Accrued Liabilities	1,575
Loan Payable	75,000

Total Liabilities	76,575

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000

Additional Paid-In Capital	(5,000)

Accumulated Deficit during the Development Stage	(9,755)

Total Stockholders’ Deficit	(9,755)

Total Liabilities and Stockholders’ Deficit	66,820

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Statement of Operations

For the Period from June 2, 2010 (Date of Inception) to June 30, 2010 $

Revenues	–

Operating Expenses

General and administrative	2,380
Management fees	1,000
Professional fees	5,800

Total Operating Expenses	9,180

Other Expense

Interest expense	575

Net loss	(9,755)
Net Earnings per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Statement of Cash Flows

For the Period from June 2, 2010 (Date of Inception) to June 30, 2010 $

Operating Activities

Net loss for the period	(9,755)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	1,575

Net Cash Used In Operating Activities	(8,180)

Financing Activities:

Proceeds from issuance of note payable	75,000

Net Cash Provided By Financing Activities	75,000

Increase in Cash	66,820

Cash – Beginning of Period	–

Cash – End of Period	66,820

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From June 2, 2010 (Date of Inception) to June 30, 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – June 2, 2010 (Date of Inception)	–	–	–	–	–

Founder’s shares issued as part of the acquisition transaction	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–	–	(9,755)	(9,755)
	–	–
Balance – June 30, 2010	5,000,000	5,000	(5,000)	(9,755)	(9,755)

(The accompanying notes are an integral part of these financial statements)

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

1.

Nature of Operations and Continuance of Business

DMH International Inc. (the “Company”) was incorporated in the State of Nevada on June 2, 2010. On June 7, 2010, the Company entered into an Assignment Agreement (the "Acquisition") with Dale Mas, Inc. (“Dale Mas”), a Texas corporation, whereby the Company acquired 100% of the shares in Dale Mas in exchange for 5,000,000 common shares of the Company. The Acquisition was accounted for in accordance with ASC 805-50-45, Related Parties, as the Company and Dale Mas were under common control prior to the acquisition.  The financial statements include the accounts of the Company since its inception on June 2, 2010 and Dale Mas since its inception date on June 7, 2010.  The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at June 30, 2010, the Company has an accumulated deficit of $9,755. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is June 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at June 30, 2010, the Company had no cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at June 30, 2010, there were no potentially dilutive securities.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB Accounting Standards Update 2010-10 (ASU 2010-10), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU 2010-10 did not have a material effect on the financial position, results of operations or cash flows.

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

g)

Recent Accounting Pronouncements (continued)

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DMH INTERNATIONAL INC.

(A Development Stage Company)

Notes to the Financial Statements

3.

Acquisition of Dale Mas Inc.

On June 7, 2010, the Company entered into a merger with Dale Mas, Inc. (“Dale Mas”), a limited liability company formed in the State of Texas, whereby the Company acquired a 100% interest in the member shares of Dale Mas in exchange for 5,000,000 common shares of the Company.  Subsequent to the merger, the shareholders of Dale Mas owned 100% of the issued and outstanding common shares of the Company. The acquisition of Dale Mas by the Company was accounted for in accordance with ASC 805-50, Business Combinations – Related Issues.  The consolidated financial statements include the accounts of Dale Mas since its inception on June 7, 2010 and the accounts of DMH International Inc. since the merger date of June 7, 2010.  The assets and liabilities of the acquired entity have been brought forward at their carrying value on the date of acquisition.

4.

Loan Payable

As at June 30, 2010, the Company owed $75,000 to a non-related company for financing of the Company’s day-to-day operations. The amounts owing are unsecured, due interest at 10% per annum, and due on demand. As at June 30, 2010, the Company owed $575 of interest on the loan and has been recorded in accrued liabilities.

5.

Common Shares

On June 7, 2010, the Company issued 5,000,000 shares to the President and Director of the Company in exchange for his interest in Dale Mas.

6.

Income Taxes

The Company has $9,755 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at June 30, 2010, the Company had no uncertain tax positions.

June 30, 2010 $

Net loss before taxes	(9,755)
Statutory rate	34%

Computed expected tax recovery	3,317
Valuation allowance	(3,317)

Income tax provision	–

7.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through October 8, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PRELIMINARY PROSPECTUS

DMH INTERNATIONAL, INC.

111 Ramble Lane #105

Austin, TX 78745

(512) 351-7834

4,000,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until June 12, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 March 14, 2011

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